                                  EXHIBIT 99.1
                                  PRESS RELEASE


NEWS BULLETIN                RE:  VDI MULTIMEDIA
   FROM:                          7083 HOLLYWOOD BLVD. SUITE 200
                                  HOLLYWOOD, CA 90028
  [LOGO]                          NASDAQ:  VDIM

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FOR FURTHER INFORMATION:

AT THE COMPANY:           AT THE FINANCIAL RELATIONS BOARD:
Clark Brewer              Tim Kent              Carl Dameron     Lisa Mueller
Chief Financial Officer   General Information   Media Contact    Investor Information
(323) 860-6204            (310) 442-0599        (310) 442-0599   (310) 442-0599


FOR IMMEDIATE RELEASE
JULY 19, 2000


                 VDI MULTIMEDIA LEVERAGED BUYOUT OFFER REJECTED

                   PRESIDENT RESIGNS; NEW BOARD SLATE PROPOSED
                     TO SHAREHOLDERS FOR AUGUST 15 ELECTION


HOLLYWOOD, CA, JULY 19, 2000 - VDI MultiMedia (NASDAQ: VDIM) today announced changes in the Board of Directors (pending approval of shareholders at their meeting August 15, 2000) and management.

Chairman and Chief Executive Luke Stefanko said the company is refocusing its efforts on capturing what he called "excellent opportunities to produce greater shareholder value." Stefanko and individuals related to him own approximately 57% of VDI's outstanding common stock. "VDI has paid a high price in both expense dollars and management mindshare to consider offers made to purchase the company, including a leveraged buyout (LBO) offer recently presented by VDI President Donald R. Stine. Today we are putting all of these matters behind us and are directing 100% of our attention to building company value."

Specifically, Stefanko rejected Don Stine's LBO offer as "insufficient" and Stine is resigning from management and will not stand for re-election at a shareholders meeting scheduled for August 15, 2000. Terms of the LBO offer were not disclosed. Others announcing their resignations today were Senior Vice President for Operations Robert C. Semmer, Vice President of Sales and Marketing Thomas J. Ennis and Vice President of Business Development Brian A. Grant. Ennis is a board member and said he would not stand for re-election. At Stefanko's request, directors Fred Teng and Robert Feuerman also said they would not stand for re-election.

Neither CEO Stefanko nor CFO Clarke Brewer nor any of the other 15 most senior managers are resigning, including the CIO, CTO and Senior Vice President for HDTV and all nine facility general managers.

                                    - MORE -

The Financial Relations Board, Inc. serves as financial relations counsel to this company and is acting on the company's behalf in issuing this bulletin and receiving compensation therefor. The information contained herein is furnished for information purposes only and is not to be construed as an offer to buy or sell securities.

VDI MULTIMEDIA, INC
ADD 1

VALUE ISSUES

Stefanko said, "The stock market is presently valuing VDI at a fraction of the recent acquisition prices of the other good companies in our space, despite VDI's performance and broad opportunities for the future. We suspect that a big part of this discount in our market capitalization has been uncertainty over whether we would be sold too cheaply and, particularly, whether or not a possible leveraged buy-out would be in the shareholders' best interest. I am here to clearly and definitively tell you that all offers are off the table and we are 100% focused on continuing to build this powerful earnings machine through both internal growth and acquisitions."

Clarke Brewer, CFO, added, "VDI is in excellent financial condition and is well positioned to pursue growth in the high resolution marketplace. Our operations continue to be profitable, and our internally generated cash flow remains strong. Additionally, we do not expect that future results will be burdened by the extraordinary expenses related to the proposed sale of the company which have penalized recent quarters. The operating-level managers who have produced this past success remain a key part of our future growth plans."

$8 BILLION MARKET

VDI believes that the post production market that it operates in is an $8 billion worldwide market and a $4 billion domestic market, with VDI's current domestic "target" market being $1.6 billion. The industry is highly fragmented and comprised of numerous small companies with regional customer bases, which gives VDI numerous acquisition targets. The company also believes new technologies (e.g., digital television and cinema), and new media outlets (e.g., the internet) will expand the market for the company's services and will provide greater growth in the future.

According to the company, its financial strength and geographical positioning give it an advantage over many of its competitors. Its ability to provide "one-stop" shopping to its customers and to invest in new technologies as they become pervasive add to its competitive advantage over smaller, or similarly sized, companies in the industry. VDI also has a proven track record of successfully completing and integrating acquisitions, which provide it an opportunity to improve margins and enhance its nationwide presence and service offerings.

NEW KEY STAFF

VDI reported that it has hired two key executives, and four key operational employees, including one of the top colorists in the industry, to lead the implementation and management of VDI's digital television ("DTV") and high definition services department. VDI completed the installation of Philips Electronics' Spirit film to tape transfer equipment in June and now has the capability to transfer filmed content to all high definition television ("HDTV") broadcast formats. VDI believes the newly designed DTV department will create new business growth as well as growth in its core service offerings, which will benefit from downstream work generated from high definition transfers.


                                     -MORE-

VDI MULTIMEDIA, INC.
ADD 2

Stefanko said that VDI plans to continue to expand both its digital television and encoding departments over the next six months, and also plans to have its E-commerce solutions for customers, such as online order entry and library tracking, available by 2001.

VDI MultiMedia is one of the largest providers of video and film asset management services to owners, producers and distributors of entertainment and advertising content. VDI provides the services necessary to edit, master, reformat, archive and ultimately distribute its clients' film and video content, including television programming, spot advertising, feature films and movie trailers.

The company delivers commercials, movie trailers, electronic press kits, infomercials and syndicated programming, by both physical and electronic means, to hundreds of broadcast outlets worldwide. The company provides worldwide electronic distribution, using fiber optics, satellites, and the Internet.

VDI's interconnected facilities in Los Angeles, New York, Chicago, Dallas and San Francisco provide service coverage in each of the major U.S. media centers. Clients include major motion picture studios such as Universal, Disney, Fox, Sony Pictures, Paramount, MGM, and Warner Bros. and advertising agencies TBWA Chiat/Day, Saatchi & Saatchi and Young & Rubicam.

Certain statements in this news release contain "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements include, without limitation: (i) statements concerning the company's projected revenues, earnings, cash flow and EBITDA; (ii) statements of the company's management relating to the planned focus on internal growth and the consolidation of acquisitions; (iii) statements concerning reduction of facilities and actions to streamline operations; (iv) statements being taken to reduce costs and improve customer service; and (v) statements regarding new business and new acquisitions. Such statements are inherently subject to known and unknown risks, uncertainties and other factors that may cause actual results, performance or achievements of the company to be materially different from those expected or anticipated in the forward-looking statements. In addition to the factors described in the company's SEC filings, including its quarterly reports on Form 10-Q and its annual reports on Form 10-K, the following factors, among others, could cause actual results to differ materially from those expressed herein: (a) lower-than-expected net sales, operating income and earnings; (b) less-than-expected growth, even following the refocus of the company on sales and streamlined operations; (c) actions of competitors including business combinations, technological breakthroughs, new product offerings, and marketing and promotional successes; (d) the risk that anticipated new business may not occur or be delayed; and (e) general economic conditions that adversely impact the company's customers' willingness or ability to purchase or pay for services from the company. The company has no responsibility to update forward-looking statements contained herein to reflect events or circumstances occurring after the date of this release.


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